Exhibit 16

McGLADREY & PULLEN, LLP                                             RSM
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Certifired Public Accountants                                  International



Securities and Exchange Commission
Washington, DC  20549


We were previously the independent accountants for XDOGS, Inc. (formerly XDOGS.COM, Inc.) and on June 26, 2000 we reported on the consolidated financial statements of XDOGS,COM, Inc. and subsidiaries as on and for the two years ended March 31, 2000. On August 8, 2000 we resigned as independent accountants for XDOGS, Inc.

We have read XDOGS, Inc. statements included under Item 4 of its Form 8-K/A dated December 15, 2000 and we agree with such statements reguarding our firm.


                                          By:  /s/  MCGLADREY & PULLEN, LLP
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                                                    McGladrey & Pullen, LLP

Minneapolis, Minnesota
December 15, 2000